Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") is dated as of March 23 , 2017 among OMNI GLOBAL TECHNOLOGIES, INC, a Nevada Corporation, maintaining an address at 387 Corona St., Suite 555, Denver, CO 80218, (“OMNI”) (the “Company”) (the "Seller"), and JOJ Holdings, LLC, maintaining an address at 53 Calle Palmeras, San Juan Puerto Rico, 00901 (the "Purchaser").

WHEREAS, the Purchaser desires to purchase the 20,000,000 (twenty million) Common Shares, par value $.001 (“Shares”) set forth here in of OMNI, and the OMNI desires to sell the Shares to the Purchaser on the terms set forth in this Agreement; and

WHEREAS, Robert Stevens, as Receiver, has full authority by the Court to have OMNI issue shares in the active proceeding.

WHEREAS, White Tiger Partners, LLC, as judgment creditor has obtained a judgment in the amount of $22,025.39 as of March 17, 2015, with 8% interest as allowed under law and the order of court with a current balance of $25,690.41 (the “Judgment”) and

WHEREAS, the Judgment shall be convertible into common shares of OMNI at par value, with a maximum conversion of 5% of the current total capitalization of the outstanding shares of OMNI.

WHEREAS Robert Stevens, as Receiver, upon the closing of this transaction will settle all other debts owed by the Company other than the judgment above and

WHEREAS, The undersigned understands that the Shares are being issued without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption provided under Section 4(2) of the Securities Act of 1933, and that such reliance is based on the undersigned's representations set forth below.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

1.       Purchase Price; Closing

(a)       The Purchase Price. The undersigned hereby offers and subscribes to purchase the Shares set forth herein of (“OMNI GLOBAL TECHNOLOGIES, INC.”) with a total purchase price of $150,000 USD (one hundred and fifty thousand dollars) (“Purchase Price”).

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(b)       The Closing. Upon execution of this Agreement, the parties to this Agreement shall:

(i)	The Purchaser will deliver to the Seller the Purchase Price in United States dollars in immediately available funds by wire transfer;
(ii)	Upon receipt, OMNI will appoint Olivia Funk as sole officer and director of the Company.
(iii)	White Tiger Partners will assign the Judgment outlined above.
(iv)	Order the Transfer Agent for the Company, First American Stock Transfer, Inc. to issue the new restricted securities as instructed in this document, in book-entry form.
(v)	Notify the Transfer Agent of the new officers and directors, replacing the Receiver as the authorized authority for the Company.

(c)       Director and Officers; Resignations. Contemporaneous with the Closing, the Purchaser shall nominate Olivia Funk as sole officer and director of the Company. The Receiver shall then resign his positions as officers and Directors of the Company.

(d)       Post Closing. Post Closing the Seller shall:

(i)	OMNI will File a motion to discharge the Receiver in the active proceeding (“Discharge Motion”).
(ii)	File a Form D (if requested by Buyer) with the SEC
(iii)	File a Form 8-K with the SEC (if requested by Buyer).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1       Representations and Warranties of the Seller. Seller makes the following representations and warranties about Seller and also about the Company:

(a)                                 The Seller has full power and authority to enter into this Agreement and to consummate the Agreement. This Agreement has been authorized and approved by the duly appointed officer of the Company. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms.

(b)                                 Neither the Company nor a predecessor of the Company, affiliated Company; officer, director or general partner of the Company; promoter of the Company presently connected with the Company in any capacity; beneficial owner of ten per cent or more of any class of equity securities of the Company; underwriter of the securities to be offered under this subsection or any partner, director or officer of such underwriter has, within ten years of the date of this Agreement:

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a.	Filed a registration statement which is the subject of a currently effective registration stop order entered by any state securities administrator or the Securities and Exchange Commission;

b.	Been convicted of any criminal offense in connection with the offer, purchase or sale of a security, or involving fraud or deceit;

c.	Been subject to a state administrative enforcement order or judgment finding fraud or deceit in connection with the purchase, offer or sale of any security;

d.	Been subject to an order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such party from engaging in or continuing to engage in any conduct or practice involving fraud or deceit in connection with the purchase, offer or sale of any security.

(c)                                 The execution, delivery and performance by the Seller of this Agreement and consummation by the Seller of the Agreement do not and will not: (i) violate the organizational documents of the Seller, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller; (iii) violate any provision of any federal or state statute, rule or regulation which is applicable to the Seller; or (iv) violate any contract to which the Seller or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of , any agreement, indenture or instrument to which Seller is a party. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of the Agreement.

(d)                                 The Seller (i) is a sophisticated person with respect to the sale of the Shares; and (ii) has independently and without reliance upon the Purchaser, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Seller has relied upon the Purchaser’s express representations, warranties and covenants in this Agreement. The Seller acknowledges that the Purchaser has not given the Seller any investment advice, credit information or opinion on whether the sale of the Shares is prudent.

(e)                                 There are no outstanding rights, options, subscriptions or other agreements or commitments obligating the Seller with respect to the Shares. Seller represents that Seller owns the Shares free and clear and that there is no lien, pledge, security interest, restriction or other encumbrance on the Share and that there is no written or oral agreement to sell the Share to any other party.

(f)                                  The Seller has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

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(g)                                 No proceedings relating to the Shares are pending or, to the knowledge of the Seller, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Seller’s right to transfer the Shares to the Purchaser.

(h)                                 Employment Matters. Seller represents that the Company (i) has no employees; (ii) has not entered into any employment contracts with any person; and (iii) has not created or issued any employee benefits including but not limited to stock options or bonuses.

(i)                                  Litigation. Seller represents that there is no criminal, civil, or administrative action, suit, demand, claim, hearing, proceeding, or investigation pending or threatened against the Company or Sellers in their capacity serving the Company; and (ii) that the Company is not currently subject to any judgment, order, writ, injunction, decree or award issued by a Court or governmental entity.

(j)                                  Contracts. Seller represents that neither the Company nor the Purchaser shall have any further obligation under the following contracts. All outstanding invoices to the Company as of closing, including invoices and balance owed company counsel will be paid by the Seller..

(k)                                 Transition. Seller represents that since January 1 2017, the Company has not entered into any material contracts (including employments contracts) and has not engaged in any corporate action or exercise, including but not limited to declaring dividends or distributions or issuing additional stock or stock derivatives with the exception of the expired agreement with Omni Global (Florida) that expired in August 2016. Amounts refundable under this expired agreement will be paid by the Receiver post closing.

(l)                                  No Outstanding Warrants. Seller represents that upon execution of this Agreement, the Company shall have no issued and outstanding warrants to purchase stock of the Company. Seller represents that it will not call, or otherwise force an exercise of, outstanding warrants, or issue shares of the Company to fulfill this covenant.

(m)                               Officer’s Certificate. An officer of the Company shall execute an Officer’s Certificate certifying the accuracy and completeness of the representations herein as well as the accuracy and completeness of the Company’s response to the due diligence requests of Purchaser prior to execution. The form of Certificate is attached, and incorporated herein, as Exhibit B.

(n)                                 Capitalization. The authorized capital stock of the Company consists of 400,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this Agreement, the Company has 351,422 shares of common stock issued and outstanding and no shares of its preferred stock.

(o)                                 The Company has complied with all applicable federal and state securities laws and regulations, including being current in all of its reporting obligations under federal securities laws and regulations; and all prior issuances of securities have been either registered under the Securities Act, or exempt from registration;

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(p)                                 No order suspending the effectiveness of any registration statement of the Company under the Securities Act or the Exchange Act has been issued by the U.S. Securities and Exchange Commission (the “SEC”) and, no proceedings for that purpose have been initiated or threatened by the SEC;

(q)                                 The Company is not and has not, and the past and present officers, directors and affiliates of the Company are not and have not, been the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(r)                                  Post closing the Company will not have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable. The Receiver will settle, pay or discharge all currently outstanding liabilities. The only claim filed in the Receiver Action was the judgment that gave rise to the Receivership and will be forgiven post closing, and all claims against the Company are barred under NRS 78.675.

(s)                                 The Company has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial. In addition, all such tax returns are correct and complete in all material respects. All taxes of the Company which are (A) shown as due on such tax returns, (B) otherwise due and payable or (C) claimed or asserted by any taxing authority to be due, have been paid, except for those taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company’s financial statements filed with the SEC and in accordance with GAAP. There are no liens for any taxes upon the assets of the Company, other than statutory liens for taxes not yet due and payable. The Seller does not know of any proposed or threatened tax claims or assessments against the Company.

(t)                                  The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(u)                                 All of the Company’s assets and liabilities are reflected on its financial statements as filed with the SEC, and, except as set forth in the financial statements of the Company or the notes thereto, the Company has no liabilities, direct or indirect, matured or un-matured, contingent or otherwise.

(v)                                 Information. The information concerning the Company set forth in this Agreement and its reports filed with the SEC is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

(w)                               Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of the Company after the date of this Agreement, the Seller shall provide to the Company such information available to Seller, including information, filings, reports, financial statements or other circumstances of the Company occurring, reported or filed prior to the date of this Agreement, as may be necessary or required by the Company for the preparation of the reports that the Company is required to file after the date hereof with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to date hereof and any SEC comments relating thereto or any SEC inquiry thereof. Hard costs and fees to be the obligation of Purchaser.

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(x)       Indemnification. The representations in this Article II shall survive the Closing. From and after the Closing, Seller shall indemnify and hold harmless Purchaser , and affiliate, and any assignee and their respective officers and directors from and against any and all demands, claims, actions or causes of actions, assessments, losses, damages, liabilities, costs and expenses, including interest and reasonable attorneys’ fees and expenses, resulting from, or arising out of, of incurred in connection with (i) any failure of any representations or warranty made by Seller to be true and correct or (ii) any non-fulfillment, violation, or breach of any representation, warranty or covenant made by Seller in this Article II.

2.2       Representations and Warranties of the Purchaser. Each Purchaser, for itself only, hereby represents, warrants and agrees as of the date hereof:

(a)             Such Purchaser has full power and authority to enter into this Agreement and to consummate the Agreement. This Agreement has been duly and validly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

(b)             The execution, delivery and performance by such Purchaser of this Agreement and consummation by such Purchaser of the Agreement do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on such Purchaser; (ii) violate any provision of any federal or state statute, rule or regulation which is, to such Purchaser’s knowledge, applicable to the Purchaser; or (iii) violate any contract to which such Purchaser is a party or by which such Purchaser or any of its respective assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by such Purchaser of this Agreement or the consummation of the Agreement.

(c)             Indemnification. The representations in this Article II shall survive the Closing. From and after the Closing, Purchaser shall indemnify and hold harmless Seller , and affiliate, and any assignee and their respective officers and directors from and against any and all demands, claims, actions or causes of actions, assessments, losses, damages, liabilities, costs and expenses, including interest and reasonable attorneys’ fees and expenses, resulting from, or arising out of, of incurred in connection with (i) any failure of any representations or warranty made by Seller to be true and correct or (ii) any non-fulfillment, violation, or breach of any representation, warranty or covenant made by Purchaser in this Article II.

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ARTICLE III

MISCELLANEOUS

3.1       Entire Agreement. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.2       Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

3.3       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Seller may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

3.4       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

3.5       Governing Law. All questions concerning the construction, validity,enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Clark County, Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.6       Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

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3.7       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by electronic or facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such electronic facsimile signature page were an original thereof.

3.8       Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

[Rest of Page Intentionally Left Blank – Signatures to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OMNI GLOBAL TECHNOLOGIES, INC.	Purchaser: JOJ Investments, LLC

/s/ Robert Stevens	/s/ Justin Schreiber
By: (Print Name): Robert Stevens	By: (Print Name): Justin Schreiber

Position:_RECEIVER in #A-14-709484-P Acting under its statutory authority	Position: President

WHITE TIGER PARTNERS LLC
Judgment Creditor

/s/ Robert Stevens

By: Robert Stevens on behalf of White
Tiger Partners LLC

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